Exhibit 10(ii)

DATED March 27, 2006

THE NORTHERN TRUST COMPANY

CANARY WHARF MANAGEMENT LIMITED

HERON QUAYS PROPERTIES LIMITED

HERON QUAYS (HQ4) T1 LIMITED AND HERON QUAYS (HQ4) T2 LIMITED

SURRENDER

of leasehold property at

Floor 4 of HQ-4, 50 Bank Street,

Canary Wharf, West India Docks,

Isle of Dogs, London E14

DATED March 27, 2006

PARTIES

1	Landlord	THE NORTHERN TRUST COMPANY (company no BR001960) an Illinois banking corporation registered in the state of Illinois whose registered office is at 50 South LaSalle Street, Chicago, Illinois 60675 USA and whose registered address for service in the UK is 50 Bank Street, London E14 5NT

2	Management Company	CANARY WHARF MANAGEMENT LIMITED (company no 2067510) whose registered office is at One Canada Square, Canary Wharf, London E14 5AB

3	Tenant	HERON QUAYS PROPERTIES LIMITED (company no 2276627) whose registered office is at One Canada Square, Canary Wharf, London E14 5AB

4	Superior Landlord	HERON QUAYS (HQ4) T1 LIMITED (company no 4290518) whose registered office is at One Canada Square, Canary Wharf, London E14 5AB and HERON QUAYS (HQ4) T2 LIMITED (company no 4290517) whose registered office is at One Canada Square, Canary Wharf, London E14 5AB

RECITALS

A	This deed is supplemental to the Underlease.

B	The reversion immediately expectant upon the term granted by the Underlease remains vested in the Landlord.

C	The term granted by the Underlease remains vested in the Tenant.

D	It has been agreed that the Tenant will surrender the term granted by the Underlease to the Landlord in consideration of the releases by the Landlord and the Management Company and the Superior Landlord and that the Landlord will accept the surrender in consideration of the releases by the Tenant.

OPERATIVE PROVISIONS

1	Definitions and interpretation

1.1	Unless the contrary intention appears, the following definitions apply:

Property	the property described in schedule 1 and demised by the Underlease;

Relevant Matters	means the matters contained in the Property and Charges Registers of Title Numbers EGL436332 and EGL430275 so far as the same relate to or affect the Property; and

Underlease	the lease and other documents referred to in schedule 2.

1.2	Where any party to this deed is more than one person the expressions “the Landlord”, “the Management Company”, “the Tenant” and “the Superior Landlord” shall include the plural number and obligations in this deed expressed or implied to be made with or by any of them are to be treated as made by or with such individuals jointly and severally.

1.3	The clause and schedule headings in this deed are for ease of reference only and are not to be taken into account in the construction or interpretation of any provision to which they refer.

1.4	Unless the contrary intention appears, references to numbered clauses or schedules are references to the relevant clause in, or schedule to, this deed.

2	Surrender

In consideration of £1 (exclusive of value added tax) paid by the Landlord to the Tenant (the receipt of which is hereby acknowledged) and the releases contained in clause 3.1, the Tenant (with effect from the date of this deed) with full title guarantee but so that the Tenant shall not be liable under any of the covenants set out in section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for any subsisting breach of covenant or condition relating to the state and condition of the Property surrenders the Property to the Landlord to the intent that the residue of the term of years granted by the Underlease shall merge and be extinguished in the reversion.

3	Releases

3.1	The Landlord and the Management Company each release the Tenant absolutely from its liabilities, covenants and obligations past, present and future under the Underlease and in respect of any other claims that the Landlord and/or the Management Company (as the case may be) may have against the Tenant.

3.2	The Tenant releases each of the Landlord and the Management Company and the Superior Landlord absolutely from their respective liabilities, covenants and obligations past, present and future under the Underlease.

Delivered as a deed on the date of this document.

SCHEDULE 1

The Property

The leasehold land and property known as Floor 4 of the building known as HQ-4 50 Bank Street Canary Wharf West India Docks Isle of Dogs London E14 as the same is more particularly described in the Underlease.

SCHEDULE 2

The Lease

Date	Parties	Term	Rent

25 November 2002	The Northern Trust Company (1)	5 years and 6 months commencing	£770,244 p.a.

	Canary Wharf Management Limited (2)	on 1 April 2002	exclusive of VAT

Heron Quays Properties Limited (3)

Heron Quays (HQ4) T1 Limited and Heron Quays (HQ4) T2 Limited (4)

Executed as a Deed by THE NORTHERN TRUST COMPANY acting by:	) ) ) Authorised Signatory Executive Vice President /s/ Gregg D. Behrens Authorised Signatory Vice President /s/ David Knapp

Executed as a Deed by CANARY WHARF MANAGEMENT LIMITED acting by:	) ) ) ) Director /s/ Peter Anderson Secretary /s/ John Garwood

Executed as a Deed by HERON QUAYS PROPERTIES LIMITED acting by:	) ) ) Director /s/ Peter Anderson Secretary /s/ John Garwood

Executed as a Deed by HERON QUAYS (HQ4) T1 LIMITED acting by:	) ) ) Director /s/ Peter Anderson Secretary /s/ John Garwood

Executed as a Deed by HERON QUAYS (HQ4) T2 LIMITED acting by:	) ) ) Director /s/ Peter Anderson Director/Secretary /s/ John Garwood